Exhibit 2.1

                          AGREEMENT AND PLAN OF merger

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into on January 15, 2001, among Eonnet Technologies, Inc., a Pennsylvania corporation ("ETI"), DoctorSurf.com, Inc., a Florida corporation ("DoctorSurf"), and Eonnet Acquisition, Inc., a Pennsylvania corporation ("Newco"). DoctorSurf, Newco, and ETI are referred to collectively in this Agreement as the "Parties." Vikrant Sharma and Paul White (the "ETI Shareholders") are executing this Agreement for the limited purpose of undertaking the indemnification obligations in Article VIII.

      WHEREAS, the respective Boards of Directors of DoctorSurf, Newco and ETI and the respective shareholders of Newco and ETI have approved this Agreement whereby Newco will merge with and into ETI with ETI as the surviving corporation (the "Surviving Corporation"), in accordance with the terms and conditions set forth in this Agreement (the "Merger");

      WHEREAS, for Federal income tax purposes, it is intended that (a) the Merger will qualify as a statutory merger under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (b) this Agreement constitutes a plan of reorganization;

      WHEREAS, Newco is a wholly owned subsidiary of DoctorSurf that was formed for the purpose of facilitating the Merger, and Newco will not exist following the completion of the Merger;

      WHEREAS, the ETI Shareholders hold approximately 85% of the outstanding capital stock of ETI;

      WHEREAS, following the consummation of the Merger, DoctorSurf will have 3,000,000 shares of its common stock outstanding, 2,000,000 of which were outstanding following a reverse stock split completed before the Merger and 1,000,000 of which will be issued to the shareholders of ETI following the Merger;

      WHEREAS, following the Merger, DoctorSurf intends to file a registration statement with the Securities and Exchange Commission for an underwritten public offering of up to 2,000,0000 shares of common stock of DoctorSurf;

      WHEREAS, DoctorSurf, ETI, and the ETI shareholders desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

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      (a) The Merger

      (1) The Merger; Filing; and Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Pennsylvania Business Corporation Law ("PBCL"), at the Effective Time (as defined below), Newco shall be merged with and into ETI. As a result of the Merger, the separate corporate existence of Newco shall cease and ETI shall be the surviving corporation in the Merger. The parties hereto shall cause the Merger to be consummated as soon as practicable on the Closing Date (as defined below) by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Pennsylvania in such form as required by and executed in accordance with the relevant provisions of the PBCL (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Pennsylvania (or such later time as is agreed to by the parties hereto and set forth therein) being the "Effective Time").

      (2) Closing. Unless this Agreement shall have been terminated pursuant to
Article VII and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") shall take place at the offices of DoctorSurf, 6925 112th Circle North Suite 101, Largo, FL, commencing at 9:00 a.m. local time on (i) January __, 2001, or (ii) if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, as soon as practicable (and in any event no later than one business day) after satisfaction or waiver of the conditions (excluding the delivery of any documents to be delivered at the Closing) set forth in Article VI (the "Closing Date"), unless another date or place is agreed to in writing by the Parties.

      (3) Effect of the Merger. The Merger shall have the effects set forth in the PBCL.

      (4) Articles of Incorporation and By-laws. The Articles of Incorporation of ETI, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The By-laws of ETI as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      (5) Directors. The directors of ETI immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      (6) Officers. The officers of ETI immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      (7) Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the shares described in this section:

            (i) Each share of common stock of ETI, $.01 par value per share ("ETI Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares held in treasury) shall be converted into and represent the right to receive a number of shares of common stock, $.01 par value per share, of DoctorSurf ("DoctorSurf Common Stock") equal to an amount determined by dividing (i) 1,000,000 by (ii) the number of shares of ETI Common Stock outstanding as of the Effective Time. A total of 1,000,000 shares of DoctorSurf Common Stock shall be issued in connection with the Merger to holders of ETI Common Stock.

            (ii) In the Merger, each issued and outstanding share of common stock of Newco shall be converted into one issued and outstanding share of common stock of the Surviving Corporation.


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      (8) Exchange of Shares. On the Closing Date, each shareholder of ETI shall surrender to DoctorSurf his, her, or its certificates representing outstanding shares of ETI Common Stock. After the Effective Time and as soon as practicable after each ETI shareholder surrenders to DoctorSurf his, her, or its certificates for the outstanding shares of ETI Common Stock, the shareholder shall be issued certificates for his, her, or its pro rata portion of 1,000,000 shares of DoctorSurf Common Stock pursuant to Section 1.7. If any shareholder of ETI is entitled in the Merger to a fractional share of DoctorSurf Common Stock that is less than one-half, the shareholder shall not receive that fractional share; if any ETI shareholder is entitled to a fractional share of DoctorSurf Common Stock that is one-half or more, the shareholder shall receive one whole share of DoctorSurf Common Stock in lieu of that fractional share.

      (9) Actions at the Closing. At the Closing, (a) ETI shall deliver to DoctorSurf the various certificates, instruments, and documents referred to in
(f)(2), (b) DoctorSurf shall deliver to ETI the various certificates, instruments and documents referred to in (f)(3), and (c) ETI and Newco shall file the Articles of Merger with the Secretary of State of the State of Pennsylvania.

      (10) Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either ETI or Newco, in order to consummate the transactions contemplated by this Agreement.

      (b) Representations and Warranties of ETI

      ETI makes the representations and warranties set forth below to DoctorSurf and Newco, except as set forth in the disclosure schedule provided by ETI to DoctorSurf on the date hereof (the "ETI Disclosure Schedule"), each of which is true and correct on the date hereof and shall be true and correct on the Closing Date. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II.

      (1) Organization, Qualification and Corporate Power. ETI is a corporation validly existing and in good standing under the laws of the State of Pennsylvania. ETI is duly qualified to conduct business under the laws of each jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified would not be reasonably expected to have a material adverse effect. ETI has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

      (2) Capitalization. The authorized capital stock of ETI consists of 1,000,000 shares of ETI Common Stock, of which 1,000,000 shares are outstanding as of the date hereof. (2) of the ETI Disclosure Schedule sets forth a list of all stockholders of ETI as of the date of this Agreement, indicating the number and class of shares held by each stockholder. All of the issued and outstanding shares of capital stock of ETI are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, rights, convertible securities, agreements or commitments to which ETI is a party or which are binding upon ETI providing for the issuance, disposition or acquisition of any of its capital stock, other than as set forth in (2) of the ETI Disclosure Schedule.

      (3) Authorization of Transaction. ETI has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by ETI of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and stockholder action on the part of ETI. This Agreement has been duly and validly executed and delivered by ETI, and constitutes a valid and binding obligation of ETI, enforceable against it in accordance with its terms, except as the validity, enforceability and binding effect may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally and by general equitable principles.

      (4) Noncontravention. Subject to the filing of the Articles of Merger as required by the PBCL, neither the execution and delivery by ETI of this Agreement, nor the consummation by ETI of the transactions contemplated hereby, will (a) conflict with or violate any provision of the


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Articles of Incorporation or Bylaws of ETI, (b) require, on the part of ETI, any filing with, or any permit, authorization, consent, waiver or approval of, any court, tribunal, administrative agency, or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of obligations under, or create in any party the right to terminate any contract or instrument to which ETI is bound or to which any of its assets are subject, or
(d) violate any statute, law, ordinance, rule or regulation or any order, writ, injunction, decree, judgment or stipulation (an "Order).

      (5) Subsidiaries.

            (i) Except as set forth in (5) of the ETI Disclosure Schedule, ETI does not own any capital stock or other equity interest in any entity.

      (6) Financial Statements. Included in (6) of the ETI Disclosure Schedule are (a) the audited consolidated balance sheets of ETI as of December 31, 1999 and statements of income, changes in stockholders' equity and cash flows of ETI for the year then ended; and (b) the unaudited consolidated balance sheet (the "Most Recent Balance Sheet") and statements of income, changes in stockholders' equity and cash flows as of and for the three months ended as of September 30, 2000 (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "ETI Financial Statements") have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the consolidated financial condition, results of operations and cash flows of ETI as of the dates and for the years and periods indicated; provided, however, that the ETI Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments.

      (7) Absence of Undisclosed Liabilities. Except as and to the extent (i) reflected in the ETI Financial Statements, (ii) incurred since the Most Recent Balance Sheet Date in the ordinary course of business and consistent with past practice, or (iii) set forth in (7) of the ETI Disclosure Schedule, ETI has no liabilities or obligations of any kind or nature, whether known or unknown or secured or unsecured, whether absolute, accrued, contingent or otherwise, and whether due or to become due, which either individually or in the aggregate are material.

      (8) Accounts Receivable. The accounts receivable of ETI as set forth on the Most Recent Balance Sheet or arising since the date thereof have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business; and are not subject to valid defenses, set-offs or counterclaims.

      (9) Absence of Certain Changes. Except as set forth in (9) of the ETI Disclosure Schedule, since the Most Recent Balance Sheet Date, (a) there has not occurred any material adverse change in the assets, liabilities, financial condition, prospects, or results of operations of ETI, taken as a whole, and (b) ETI has not taken any of the actions set forth in (d)(1).

      (10) Taxes. Except as set forth on (10) of the ETI Disclosure Schedule:

            (i) ETI has duly and timely filed or caused to be filed all federal, state, local and foreign income, franchise, excise, payroll, sales and use, property, withholding and other tax returns, reports, estimates and information and other statements or returns (collectively, "Tax Returns") required to be filed by or on behalf of ETI, and ETI and any affiliated, consolidated, combined or unitary group of which it is or was a member (a "Tax Group') have duly and timely filed or caused to be filed all Tax Returns required to be filed by or on behalf of ETI, pursuant to any applicable federal, state, local or foreign tax laws for all years and periods for which such Tax Returns have become due, and (ii) all such Tax Returns were correct in all material respects as filed.

            (ii) For purposes of this Agreement, "Tax" and "Taxes" shall mean
      (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad



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      valorem, value added, transfer, gains, franchise, profits, license, withholding on amounts paid or received, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, custom duties or other taxes, governmental fees or other like assessments or charges of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such taxes (domestic or foreign) and (ii) liability of ETI for the payment of any amounts of the type described in (i) as a result of being a member of a Tax Group for federal, state, local or foreign Tax purposes, or being a party to any agreement or arrangement whereby liability of ETI for payments of such amounts was determined or taken into account with reference to the liability of any other person for any period prior to, or up to and including, the Closing Date, and (iii) liability of ETI with respect to the payment of any amounts described in (i) as a result of any express or implied obligation to indemnify any other person.

            (iii) ETI has paid all Taxes, or where payment is not yet due, has established, consistent with past practice, an adequate reserve determined in accordance with GAAP on its books and records for the payment of such Taxes with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date.

            (iv) (10) of the ETI Disclosure Schedule indicates those Tax Returns of ETI or of any Tax Group that either have been audited or are currently the subject of an audit. There is no dispute or claim (including any anticipated claim) concerning any Taxes of ETI or any such Tax Group either (i) claimed or raised by any authority in writing or (ii) as to which ETI has knowledge.

            (v) No deficiency or adjustment for any Taxes of ETI or any Tax Group has been proposed, asserted or assessed in writing, and no federal, state, local or foreign audits or other administrative proceedings or court proceedings are pending with regard to any such Taxes of ETI or any member of a Tax Group; no waiver or consent extending any statute of limitations for the assessment or collection of any Taxes has been executed by or on behalf of ETI, nor have any requests for such waivers or consents been proposed in writing.

            (vi) ETI has complied with all applicable laws relating to the withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code) and has, within the time and within the manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to be withheld and paid over under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

      (11) Owned Real Property. ETI owns no real property.

      (12) Real Property Leases. (12) of the ETI Disclosure Schedule lists all real property leased or subleased to or by ETI. With respect to each lease and sublease listed in (12) of the ETI Disclosure Schedule, the lease or sublease is a valid agreement, without any material default of ETI or any party thereto.

      (13) Title to Properties. ETI has good and valid title to all of its properties and assets, including without limitation those reflected as owned on the Most Recent Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of such ETI Financial Statements), free and clear of any mortgages, pledges, security interests, liens, charges and other encumbrances, except for (i) capital leases which are reflected in the ETI Financial Statements, (ii) liens described in (13) to the ETI Disclosure Schedule, (iii) liens for current taxes not yet due and payable,
(iv) liens imposed by law and incurred in the ordinary course of business for obligations not past due to couriers, warehousemen, laborers, materialmen and the like, (v) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, and (vi) minor imperfections of title, none of which are material in nature or amount and which do not materially detract from the value or impair the use of the property subject thereto or impair the operations or proposed operations of ETI.

      (14) Intellectual Property.

            (i) ETI owns or has the valid and enforceable right to use all Intellectual Property used in the operation of its business as presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights to use such Intellectual Property. No claims have been asserted against, or with respect to the use by, ETI of its Intellectual Property or otherwise for patent, copyright or trademark infringement. To ETI's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property of ETI. (14) of the ETI Disclosure Schedule lists each patent, patent application, copyright registration, and trademark or service mark registration or application therefor of ETI. To ETI's knowledge, none of the activities or business presently conducted by ETI infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity.

            (ii) For purposes of this Agreement, "Intellectual Property" shall mean patents, trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, copyrights, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, whether patented, patentable or not patentable in any jurisdiction; mask works, trade secrets and confidential proprietary information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works of commercial value, whether copyrighted, copyrightable or not copyrightable in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; any computer programs or software (including source code, object code and data), other than commercially available computer programs and software; and licenses relating to the foregoing.

      (15) Contracts.

            (i) Except as set forth on (15) of the ETI Disclosure Schedule, ETI is not a party to or bound by, and none of its properties or assets are bound by or subject to, any written or oral:

                  (1) Contract not made in the ordinary course of business;

                  (2) employment agreement that is not terminable at will by both without any penalty and without any obligation of ETI to pay severance or other amounts (including any bonus);

                  (3) any agreement under which it has created, incurred,
            assumed, or guaranteed indebtedness (including capitalized lease obligations) involving more than $10,000;

                  (4) any other agreement requiring the payment or receipt by
            ETI of more than $10,000 annually;

                  (5) Contract pursuant to which ETI has agreed not to compete with any person or to engage in any activity or business;

                  (6) Contract which is material in any respect containing any provisions dealing with a "change of control" or similar event with respect to ETI;

            (ii) Each material contract of ETI is in full force and effect and is a legal, valid and binding agreement of ETI and of each other party thereto, enforceable against ETI, and against the other party or parties thereto, in each case, in accordance with its terms. ETI has performed or is performing all material obligations required to be performed by it under each of its material contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder; and, to the knowledge of ETI, no other party to any of its material contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder. ETI does not know of any circumstances existing on the date of this Agreement that are reasonably likely to (x) materially adversely affect its ability to perform its obligations under any material contract or (y) materially adversely affect the ability of the other party to any material contract to perform their obligations thereunder.

      (16) Insurance. ETI has in effect insurance in such amounts and against such risks as is customary for companies engaged in similar businesses to ETI to protect the employees, properties, assets, businesses and operations of ETI.

      (17) Litigation. Except as set forth in (17) of the ETI Disclosure Schedule, there are no suits, actions, proceedings, or claims ("Litigation") pending or, to ETI's knowledge, threatened, against ETI or its properties, assets or business. There is no Order to which ETI is a party, or involving the assets or business of ETI, which is unsatisfied or which requires continuing compliance therewith by ETI.

      (18) Affiliated Transactions. Except as set forth in (18) of the Disclosure Schedule, no contracts or agreements are in effect as of the date hereof between ETI, on the one hand, and its affiliates, officers, or directors on the other hand.

      (19) Labor Matters. ETI is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining dispute.

      (20) Employee Benefits.

            (i) (20) of the Disclosure Schedule contains a list of all pension, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs or arrangements or other forms of incentive compensation or post-retirement compensation maintained or contributed by ETI ("Employee Benefit Plans").

            (ii) Each Employee Benefit Plan has been administered in all material respects in accordance with its terms, and ETI has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Internal Revenue Code and the regulations thereunder.

      (21) Environmental Matters. To ETI's knowledge, ETI has complied and is in compliance with all applicable environmental laws, and there is no pending or, to ETI's knowledge, threatened, civil or criminal litigation, written notice of violation, administrative proceeding, or investigation by any Governmental Entity or person, relating to or otherwise arising under any environmental law involving ETI.

      (22) Legal Compliance. To ETI's knowledge, ETI is in compliance with all applicable laws currently in effect of any federal, state or local government or any Governmental Entity.

      (23) Customers. No creditor, supplier, employee, client or other customer or other person having a material business relationship with ETI has informed any officer of ETI orally or in writing or has informed ETI in writing that such person intends to materially change the relationship because of the transactions contemplated by this Agreement.


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      (24) Brokers' Fees. ETI has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (25) Employee Matters. To the knowledge of ETI, no director, officer or other employee of ETI is a party to or bound by any contract, or subject to any order of any governmental entity, that may interfere with the use of such director's, officer's or other employee's best efforts to promote the interests of ETI, conflict with the business of ETI (as now conducted or as proposed to be conducted) or the transactions contemplated by this Agreement or will have a material adverse effect on ETI. To the knowledge of ETI, no activity of any employee of ETI as or while an employee of ETI has caused a violation of any employment agreement, confidentiality agreement, patent disclosure agreement or other Contract. To the knowledge of ETI, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation to or loss of a material benefit under, any Contract under which any such employees are now obligated.

      (26) Disclosure . No representation or warranty by ETI contained in this Agreement and the ETI Disclosure Schedule contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary, in light of the circumstances under which it was or will be made, to make the statements herein or therein not misleading.

      (c) Representations and Warranties of DoctorSurf

      DoctorSurf makes the representations and warranties set forth below to the ETI Shareholders, except as set forth in the disclosure schedule provided by DoctorSurf to ETI on the date hereof (the "DoctorSurf Disclosure Schedule"), each of which is true and correct on the date hereof and shall be true and correct on the Closing Date. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

      (1) Organization, Qualification and Corporate Power. DoctorSurf is a corporation validly existing and in good standing under the laws of the State of Florida. DoctorSurf is duly qualified to conduct business under the laws of each jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified would not be reasonably expected to have a material adverse effect. DoctorSurf has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

      (2) Capitalization. The authorized capital stock of DoctorSurf consists of 95,000,000 shares of DoctorSurf Common Stock, of which 1,899,187 shares are outstanding as of the date hereof, and 5,000,000 of Preferred Stock, none of which are outstanding as of the date hereof. An additional 111,111 shares of DoctorSurf Common Stock have been reserved for issuance pursuant to DoctorSurf's registered free stock offering. All of the issued and outstanding shares of capital stock of DoctorSurf are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, rights, convertible securities, agreements or commitments to which DoctorSurf is a party or which are binding upon DoctorSurf providing for the issuance, disposition or acquisition of any of its capital stock, other than as set forth in (2) of the DoctorSurf Disclosure Schedule.

      (3) Authorization of Transaction. DoctorSurf has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by DoctorSurf of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and stockholder action on the part of DoctorSurf. This Agreement has been duly and validly executed and delivered by DoctorSurf, and constitutes a valid and binding obligation of DoctorSurf, enforceable against it in accordance with its terms, except as the validity, enforceability and binding effect may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally and by general equitable principles.

      (4) Noncontravention. Subject to the filing of the Articles of Merger as required by the PBCL, neither the execution and delivery by DoctorSurf of this Agreement, nor the consummation by DoctorSurf of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of DoctorSurf, (b) require, on the part of DoctorSurf or any subsidiary, any filing with, or any permit, authorization, consent, waiver or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of obligations under, or create in any party the right to terminate any contract or instrument to which DoctorSurf or any of its Subsidiaries are bound or to which any of their assets are subject, or (d) violate any statute, law, ordinance, rule or regulation or any Order.

      (5) Subsidiaries.

            (i) Except as set forth in (5) of the DoctorSurf Disclosure Schedule, DoctorSurf does not own any capital stock or other equity interest in any entity. (5) of the DoctorSurf Disclosure Schedule sets forth: (i) the name of each of its subsidiaries; (ii) the number and type of outstanding equity securities of each subsidiary and a list of the holders thereof, and (iii) the jurisdiction of organization of each subsidiary.

            (ii) Each subsidiary of DoctorSurf is a corporation validly existing and in corporate good standing under the laws of the jurisdiction of its incorporation. Each subsidiary of DoctorSurf is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect. Each subsidiary of DoctorSurf has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it,. There are no outstanding or authorized options, warrants, rights, agreements, convertible securities or commitments to which DoctorSurf or any subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock or other equity interests of any subsidiary of DoctorSurf.

      (6) Financial Statements. Included in (6) of the DoctorSurf Disclosure Schedule are (a) the audited consolidated balance sheets of DoctorSurf as of December 31, 1999 and statements of income, changes in stockholders' equity and cash flows of DoctorSurf for the year then ended; and (b) the Most Recent Balance Sheet and statements of income, changes in stockholders' equity and cash flows as of and for the Most Recent Balance Sheet Date. Such financial statements (collectively, the "DS Financial Statements") have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the consolidated financial condition, results of operations and cash flows of DoctorSurf and the subsidiaries as of the dates and for the years and periods indicated; provided, however, that the DS Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments.

      (7) Absence of Undisclosed Liabilities. Except as and to the extent (i) reflected in the DS Financial Statements, (ii) incurred since the Most Recent Balance Sheet Date in the ordinary course of business and consistent with past practice, or (iii) set forth in (7) of the DoctorSurf Disclosure Schedule, DoctorSurf has no liabilities or obligations of any kind or nature, whether known or unknown or secured or unsecured, whether absolute, accrued, contingent or otherwise, and whether due or to become due, which either individually or in the aggregate are material.

      (8) Accounts Receivable. The accounts receivable of DoctorSurf as set forth on the Most Recent Balance Sheet or arising since the date thereof have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business; and are not subject to valid defenses, set-offs or counterclaims.

      (9) Absence of Certain Changes. Except as set forth in (9) of the DoctorSurf Disclosure Schedule, since the Most Recent Balance Sheet Date, (a) there has not occurred any material adverse change in the assets, liabilities, financial condition, prospects, or results of operations of DoctorSurf and its subsidiaries, taken as a whole, and (b) neither DoctorSurf nor any subsidiary has taken any of the actions set forth in (d)(2).

      (10) Taxes. Except as set forth on (10) of the DoctorSurf Disclosure
Schedule:

            (i) DoctorSurf and each subsidiary has duly and timely filed or caused to be filed all Tax Returns required to be filed by or on behalf of DoctorSurf or any subsidiary, as the case may be, and DoctorSurf and each subsidiary and any Tax Group have duly and timely filed or caused to be filed all Tax Returns required to be filed by or on behalf of DoctorSurf or any subsidiary as the case may be, pursuant to any applicable federal, state, local or foreign tax laws for all years and periods for which such Tax Returns have become due, and (ii) all such Tax Returns were correct in all material respects as filed.

            (ii) DoctorSurf and each subsidiary has paid all Taxes, or where payment is not yet due, has established, consistent with past practice, an adequate reserve determined in accordance with GAAP on its books and records for the payment of such Taxes with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date.

            (iii) (10) of the DoctorSurf Disclosure Schedule indicates those Tax Returns of DoctorSurf, any subsidiary, or of any Tax Group that either have been audited or are currently the subject of an audit. There is no dispute or claim (including any anticipated claim) concerning any Taxes of DoctorSurf, any such subsidiary, or any such Tax Group either (i) claimed or raised by any authority in writing or (ii) as to which DoctorSurf has knowledge.

            (iv) No deficiency or adjustment for any Taxes of DoctorSurf, any subsidiary, or any Tax Group has been proposed, asserted or assessed in writing, and no federal, state, local or foreign audits or other administrative proceedings or court proceedings are pending with regard to any such Taxes of DoctorSurf, any subsidiary, or any member of a Tax Group; no waiver or consent extending any statute of limitations for the assessment or collection of any Taxes has been executed by or on behalf of DoctorSurf or any subsidiary, nor have any requests for such waivers or consents been proposed in writing.

            (v) DoctorSurf and each subsidiary has complied with all applicable laws relating to the withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code) and has, within the time and within the manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to be withheld and paid over under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

      (11) Owned Real Property. Neither DoctorSurf nor any subsidiary owns any real property.

      (12) Real Property Leases. (12) of the DoctorSurf Disclosure Schedule lists all real property leased or subleased to or by DoctorSurf or any subsidiary. With respect to each lease and sublease listed in (12) of the DoctorSurf Disclosure Schedule, the lease or sublease is a valid agreement, without any material default of DoctorSurf or any party thereto.

      (13) Title to Properties. DoctorSurf has good and valid title to all of its properties and assets, including without limitation those reflected as owned on the Most Recent Balance

Sheet (other than properties and assets disposed of in the ordinary course of business since the date of such DS Financial Statements), free and clear of any mortgages, pledges, security interests, liens, charges and other encumbrances, except for (i) capital leases which are reflected in the DS Financial Statements, (ii) liens described in (13) to the DoctorSurf Disclosure Schedule,
(iii) liens for current taxes not yet due and payable, (iv) liens imposed by law and incurred in the ordinary course of business for obligations not past due to couriers, warehousemen, laborers, materialmen and the like, (v) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, and (vi) minor imperfections of title, none of which are material in nature or amount and which do not materially detract from the value or impair the use of the property subject thereto or impair the operations or proposed operations of DoctorSurf.

      (14) Intellectual Property.

            (i) Each of DoctorSurf and each subsidiary owns or has the valid and enforceable right to use all Intellectual Property used in the operation of its business as presently conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights to use such Intellectual Property. No claims have been asserted against, or with respect to the use by, DoctorSurf of its Intellectual Property or otherwise for patent, copyright or trademark infringement. To DoctorSurf's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property of DoctorSurf or any subsidiary. (14) of the DoctorSurf Disclosure Schedule lists each patent, patent application, copyright registration, and trademark or service mark registration or application therefor of DoctorSurf or any subsidiary. To DoctorSurf's knowledge, none of the activities or business presently conducted by DoctorSurf or a subsidiary infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity.

      (15) Contracts.

            (i) Except as set forth on (15) of the DoctorSurf Disclosure Schedule, none of DoctorSurf or any of its subsidiaries is a party to or bound by, and none of their properties or assets are bound by or subject to, any written or oral:

                  (1) Contract not made in the ordinary course of business;

                  (2) employment agreement that is not terminable at will by
            DoctorSurf or such subsidiary both without any penalty and without any obligation of DoctorSurf or any of its subsidiaries to pay severance or other amounts (including any bonus);

                  (3) any agreement under which it has created, incurred,
            assumed, or guaranteed indebtedness (including capitalized lease obligations) involving more than $10,000;

                  (4) any other agreement requiring the payment or receipt by
            DoctorSurf or a subsidiary of more than $10,000 annually;

                  (5) Contract pursuant to which DoctorSurf or any of its
            subsidiaries has agreed not to compete with any person or to engage in any activity or business;

                  (6) Contract which is material in any respect containing any provisions dealing with a "change of control" or similar event with respect to DoctorSurf or any subsidiary;

            (ii) Each material contract of DoctorSurf and each of its subsidiaries is in full force and effect and is a legal, valid and binding agreement of DoctorSurf or such subsidiary and of each other party thereto, enforceable against DoctorSurf or any of its subsidiaries, as the case may be, and against the other party or parties thereto, in each case, in accordance with its terms. DoctorSurf and each of its subsidiaries has performed or is performing all material obligations required to be performed by it under each of its material contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder; and, to the knowledge of DoctorSurf or such subsidiary, no other party to any of its material contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder. Neither DoctorSurf nor any of its subsidiaries knows of any circumstances existing on the date of this Agreement that is reasonably likely to (x) materially adversely affect its ability to perform its obligations under any material contract or (y) materially adversely affect the ability of the other party to any material contract to perform their obligations thereunder.

      (16) Insurance. DoctorSurf has in effect insurance in such amounts and against such risks as is customary for companies engaged in similar businesses to DoctorSurf to protect the employees, properties, assets, businesses and operations of DoctorSurf.

      (17) Litigation. Except as set forth in (17) to the DoctorSurf Disclosure Schedule, there is no Litigation pending or, to DoctorSurf's knowledge, threatened, against DoctorSurf or any of its subsidiaries or its or any of their properties, assets or business. There is no Order to which DoctorSurf or any of its subsidiaries is a party, or involving the assets or business of DoctorSurf or any of its subsidiaries, which is unsatisfied or which requires continuing compliance therewith by DoctorSurf or any of its subsidiaries.

      (18) Affiliated Transactions. Except as set forth in (18) of the Disclosure Schedule, no contracts or agreements are in effect as of the date hereof between DoctorSurf or any subsidiary, on the one hand, and its affiliates, officers, or directors on the other hand.

      (19) Labor Matters. Neither DoctorSurf nor any subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining dispute.

      (20) Employee Benefits. Neither DoctorSurf nor any of its subsidiaries maintains any employee benefit plans

      (21) Environmental Matters. To DoctorSurf's knowledge, DoctorSurf and each subsidiary has complied and is in compliance with all applicable environmental laws, and there is no pending or, to DoctorSurf's knowledge, threatened, civil or criminal litigation, written notice of violation, administrative proceeding, or investigation by any Governmental Entity or person, relating to or otherwise arising under any environmental law involving DoctorSurf or any subsidiary.

      (22) Legal Compliance. To DoctorSurf's knowledge, each of DoctorSurf and each subsidiary is in compliance with all applicable laws currently in effect of any federal, state or local government or any Governmental Entity.

      (23) Customers. No creditor, supplier, employee, client or other customer or other person having a material business relationship with DoctorSurf or any of its subsidiaries has informed any officer of DoctorSurf or such subsidiary orally or in writing or has informed DoctorSurf or such subsidiary in writing that such person intends to materially change the relationship because of the transactions contemplated by this Agreement.

      (24) Brokers' Fees. None of DoctorSurf or any of the Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (25) Employee Matters. To the knowledge of DoctorSurf, no director, officer or other employee of DoctorSurf or any of its subsidiaries is a party to or bound by any contract, or subject to any order of any governmental entity, that may interfere with the use of such director's, officer's or other employee's best efforts to promote the interests of DoctorSurf and its subsidiaries, conflict with the business of DoctorSurf or any of its subsidiaries (as now conducted or as proposed to be conducted) or the transactions contemplated by this Agreement or will have a material adverse effect on DoctorSurf. To the knowledge of DoctorSurf, no activity of any employee of DoctorSurf or any of its subsidiaries as or while an employee of DoctorSurf or any such subsidiary has caused a violation of any employment agreement, confidentiality agreement, patent disclosure agreement or other Contract. To the knowledge of DoctorSurf, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation to or loss of a material benefit under, any Contract under which any such employees are now obligated.

      (26) Disclosure . No representation or warranty by DoctorSurf contained in this Agreement and the DoctorSurf Disclosure Schedule contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary, in light of the circumstances under which it was or will be made, to make the statements herein or therein not misleading.

      (d) Covenants

      (1) Covenants of ETI.

            (i) During the period from the date of this Agreement to the Effective Time, except as consented to in writing by DoctorSurf or as specifically contemplated by this Agreement, ETI shall carry on its respective businesses in the ordinary course consistent with past practice and use their commercially reasonable efforts to comply with all applicable Laws and, to the extent consistent therewith, use their commercially reasonable efforts to preserve their assets and technology and preserve their relationships with material customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by DoctorSurf or as specifically contemplated by this Agreement, ETI shall not:

                  (1) (x) declare, set aside or pay any dividends on, or make other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
            (z) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of ETI, or any options, warrants, calls or rights to acquire any such shares or other securities;

                  (2) issue, deliver, sell, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, pledge or other encumbrance of, any shares of its capital stock, or any other securities of any class or any securities convertible into, or any options, warrants, calls or rights to acquire, any such shares or convertible securities;

                  (3) amend or propose to amend its certificate of incorporation or by-laws or similar organizational documents;

                  (4) acquire or agree to acquire (x) by merging or
            consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other entity or division thereof or (y) any assets which, in the aggregate, are in excess of $10,000;

                  (5) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of obsolete equipment in the ordinary course of business consistent with past practice;

                  (6) repurchase, prepay or incur any Indebtedness or Guarantee any such Indebtedness of another person, issue or sell any options, warrants, calls or other rights to acquire any Indebtedness of ETI, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other person;

                  (7) make or agree to make any new capital expenditure or
            expenditures which, in the aggregate, are in excess of $10,000;

                  (8) (A) pay, discharge, settle or satisfy any claims,
            liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business or in accordance with their terms as of the date hereof, of claims, liabilities or obligations reflected or reserved against on the balance sheet of ETI as of the Most Recent Balance Sheet Date (for amounts not in excess of such reserves), or incurred since the Most Recent Balance Sheet Date, in the ordinary course of business consistent with past practice, (B) waive, release, grant or transfer any right of material value outside the ordinary course of business consistent with past practice or (C) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, any confidentiality, standstill or similar agreement to which ETI is a party;

                  (9) modify, amend or terminate any material contract to which
            ETI is a party or waive, release or assign any material rights or claims thereunder;

                  (10) enter into any material contracts;

                  (11) except as otherwise contemplated by this Agreement or as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (A) terminate, adopt, enter into or amend any collective bargaining agreement or Benefit Plan, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant, (C) increase in any manner the severance or termination pay of any director, officer or employee, or (D) enter into (I) any employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business), with any current or former director, officer, employee or consultant or (II) any agreements with any current or former director, officer, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving ETI of the nature contemplated by this Agreement.

                  (12) revalue any of its material assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

                  (13) commence any Litigation (other than Litigation relative to collections of accounts receivable Litigation or as a result of Litigation commenced against ETI or any of its subsidiaries);

                  (14) hire any employees; and

                  (15) authorize any of, or commit, resolve or agree to take any of, the actions prohibited by clauses (i) through (xiv) above.

      (2) Covenants of DoctorSurf.

            (i) During the period from the date of this Agreement to the Effective Time, except as consented to in writing by ETI or as specifically contemplated by this Agreement, DoctorSurf shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use their commercially reasonable efforts to comply with all applicable Laws and, to the extent consistent therewith, use their commercially reasonable efforts to preserve their assets and technology and preserve their relationships with material customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as consented to in writing by ETI or as specifically contemplated by this Agreement, DoctorSurf shall not, and shall not permit any of its subsidiaries to:

                  (1) (x) declare, set aside or pay any dividends on, or make other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
            (z) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of DoctorSurf or any of its subsidiaries, or any options, warrants, calls or rights to acquire any such shares or other securities;

                  (2) issue, deliver, sell, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, pledge or other encumbrance of, any shares of its capital stock, or any other securities of any class or any securities convertible into, or any options, warrants, calls or rights to acquire, any such shares or convertible securities;

                  (3) amend or propose to amend its certificate of incorporation or by-laws or similar organizational documents;

                  (4) acquire or agree to acquire (x) by merging or
            consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other entity or division thereof or (y) any assets which, in the aggregate, are in excess of $10,000;

                  (5) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of obsolete equipment in the ordinary course of business consistent with past practice;

                  (6) repurchase, prepay or incur any Indebtedness or Guarantee any such Indebtedness of another person, issue or sell any options, warrants, calls or other rights to acquire any Indebtedness of DoctorSurf or any of its subsidiaries, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other person;

                  (7) make or agree to make any new capital expenditure or
            expenditures which, in the aggregate, are in excess of $10,000;

                  (8) (A) pay, discharge, settle or satisfy any claims,
            liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business or in accordance with their terms as of the date hereof, of claims, liabilities or obligations reflected or reserved against on the balance sheet of DoctorSurf as of the Most Recent Balance Sheet Date (for amounts not in excess of such reserves), or incurred since the Most Recent Balance Sheet Date, in the ordinary course of business consistent with past practice, (B) waive, release, grant or transfer any right of material value outside the ordinary course of business consistent with past practice or (C) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, any confidentiality, standstill or similar agreement to which ETI is a party;

                  (9) modify, amend or terminate any material Contract to which the ETI is a party or waive, release or assign any material rights or claims thereunder;

                  (10) enter into any material contracts;

                  (11) except as otherwise contemplated by this Agreement or as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (A) terminate, adopt, enter into or amend any collective bargaining agreement or Benefit Plan, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant, (C) increase in any manner the severance or termination pay of any director, officer or employee, or (D) enter into (I) any employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business), with any current or former director, officer, employee or consultant or (II) any agreements with any current or former director, officer, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving DoctorSurf or any of its subsidiaries of the nature contemplated by this Agreement.

                  (12) revalue any of its material assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

                  (13) commence any Litigation (other than Litigation relative to collections of accounts receivable Litigation or as a result of Litigation commenced against ETI or any of its subsidiaries);

                  (14) hire any employees; and

                  (15) authorize any of, or commit, resolve or agree to take any of, the actions prohibited by clauses (i) through (xiv) above.

      (3) Access to Information. Upon reasonable notice, DoctorSurf and ETI shall, and shall cause each of its subsidiaries, if any, to, afford to the officers, employees, accountants, counsel and other representatives of each other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its employees, properties, books, contracts, commitments and records and, during such period, ETI and DoctorSurf shall, and shall cause each of its subsidiaries, accountants, counsel and other advisors to, furnish promptly to each other all information concerning its business, properties and personnel as each may reasonably request. DoctorSurf and ETI will treat any such information as confidential and in the event of termination of this Agreement for any reason DoctorSurf and ETI shall promptly upon request return or destroy all nonpublic documents obtained from the other, and any copies made of such documents, to the other.

      (4) Other Actions. DoctorSurf and ETI shall not, nor shall it permit any of its subsidiaries, if any, to, take any action that would, or that could reasonably be expected to, result in (i) any of their representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions set forth in Article VI not being satisfied.

      (e) Additional Agreements

      (1) Best Efforts. Except as expressly provided herein, ETI and DoctorSurf will use reasonable efforts to take, and will cause each of its subsidiaries, if any, to use reasonable efforts to take, all actions and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations promptly to consummate and make effective the transactions contemplated by this Agreement (including cooperating fully with the other parties hereto, furnishing all information to each other in connection with any requirements imposed upon any party in connection with the Merger). ETI and DoctorSurf will, and will cause each of its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by DoctorSurf or ETI in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Following the Merger, the Parties will use reasonable efforts to (i) file a registration statement for DoctorSurf with the Securities and Exchange Commission for an underwritten public offering of up to 2,000,0000 shares of common stock of DoctorSurf pursuant to a letter of intent received by DoctorSurf relating to such an offering and (ii) complete such an offering.

      (2) Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

      (3) Tax Treatment. DoctorSurf and ETI shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code.

      (4) Name Change. Following the Merger, DoctorSurf will take all reasonable actions necessary to change its corporate name to a name mutually acceptable to the ETI Shareholders and the Board of Directors of DoctorSurf.

      (5) DoctorSurf Board of Directors. Following the Merger, DoctorSurf will take all reasonable actions necessary to expand its Board of Directors to seven members and to appoint Vikrant Sharma and a nominee of Vikrant Sharma to the Board of Directors.

      (f) Conditions

      (1) Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party hereto to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

            (i) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

            (ii) No Litigation. There shall not be pending or threatened any suit, action or proceeding brought by any Governmental Entity, or any suit, action or proceeding brought by any other third party, seeking to restrain or prohibit the consummation of the Merger.

      (2) Conditions of Obligations of DoctorSurf. The obligations of DoctorSurf to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by DoctorSurf:

            (i) Representations and Warranties. The representations and warranties of ETI contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth herein) does not have, and will not have, individually or in the aggregate, a material adverse effect on ETI.

            (ii) Performance of Obligations of ETI. ETI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (iii) Shareholders Consent. All holders of shares of ETI Common Stock shall have consented to the Merger and the execution and performance of this Agreement.

            (iv) Legal Opinion. DoctorSurf shall have received from counsel to ETI a mutually agreeable legal opinion, addressed to DoctorSurf and dated as of the Closing Date; and

            (v) No Changes. No materially adverse change or effect to the assets, business, liabilities, financial condition, prospects, or results of operations of ETI shall have occurred since the Most Recent Balance Sheet Date.

            (vi) Consents. ETI shall have obtained all of the waivers, permits, consents, approvals or other required authorization to complete the transactions contemplated by this Agreement.

            (vii) Employment Agreement. Vikrant Sharma shall have executed an employment agreement with DoctorSurf pursuant to which Mr. Sharma will serve as DoctorSurf's Chief Executive Officer for a term of three years, with annual compensation equal to $120,000 per year ($36,000 of which will be accrued until the completion of an underwritten public offering by DoctorSurf), and with other customary terms and conditions (the "Vikrant Employment Agreement").

      (3) Conditions of Obligations of ETI. The obligation of ETI to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by ETI:

            (i) Representations and Warranties. The representations and warranties of DoctorSurf contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not reasonably more likely than not to have, individually or in the aggregate, a material adverse effect on DoctorSurf.

            (ii) Performance of Obligations of DoctorSurf. DoctorSurf shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior the Closing Date.

            (iii) Legal Opinion. ETI shall have received from counsel to DoctorSurf a mutually agreeable legal opinion, addressed to ETI and dated as of the Closing Date; and

            (iv) No Changes. No materially adverse change or effect to the assets, business, liabilities, financial condition, prospects, or results of operations of DoctorSurf and its subsidiaries, taken as a whole, shall have occurred since the Most Recent Balance Sheet Date.

            (v) Consents. DoctorSurf and its subsidiaries shall have obtained all of the waivers, permits, consents, approvals or other required authorization to complete the transactions contemplated by this Agreement.

            (vi) Employment Agreement. DoctorSurf shall have executed the Vikrant Employment Agreement.

      (4) Frustration of Closing Conditions. Neither ETI nor DoctorSurf may rely on the failure of any condition set forth in Section 6.1, 6.2, or 6.3 as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement.

      (g) Termination and Amendment

      (1) Termination. This Agreement may be terminated at any time prior to the Effective Time:

            (i) by mutual consent of DoctorSurf and ETI;

            (ii) by either DoctorSurf or ETI if the other party shall have breached any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach (i) would give rise to the failure of a condition to the obligation of such party set forth in
      Article VI of this Agreement and (ii) has not been, or is incapable of being, cured by such other party within 10 calendar days after such other party receives written notice of such breach from DoctorSurf or ETI, as the case may be;

            (iii) by either DoctorSurf or ETI if the Merger shall not have been consummated on or before June 30, 2001; provided, however, that the right to terminate this Agreement pursuant to this (1) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time.

      (2) Effect of Termination. In the event of a termination of this Agreement by either ETI or DoctorSurf as provided in Section 7.1, this Agreement shall become void and there shall be no liability or obligation on the part of DoctorSurf or ETI or their respective officers or directors, except with respect to any willful breach of any representation, warranty, covenant or agreement contained in this Agreement prior to such termination; and except that this (2),
Article VIII, and Article IX shall continue in effect.

      (3) Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors prior to the Effective Time, but no amendment shall be made which by law requires further approval by the stockholders of ETI without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      (4) Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance of the other party with any of the agreements or conditions to its obligations contained herein. Any agreement on the part of the party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

      (h) Indemnification

      (1) Indemnification and Related Matters.

            (i) Indemnification by DoctorSurf for Breach. DoctorSurf shall indemnify and hold harmless the ETI Shareholders from and against any and all Damages suffered or incurred by any of them resulting from, arising out of, or based on:

                  (1) any breach of any representation or warranty made by
            DoctorSurf in this Agreement; or

                  (2) the breach of any covenant of DoctorSurf contained in this
            Agreement.

            (ii) Limitation on Liability of DoctorSurf. After the Effective Time, the ETI Shareholders sole remedy for indemnification and Damages under (1)(i) shall be the right to be issued additional shares of DoctorSurf Common Stock, which additional issued shares shall be proportional in value to the amount of Damages incurred under Section 8.1(a). The ETI Shareholders shall have no claim for any cash or any other remedy to compensate them for Damages under (1)(i).

            (iii) Survival of Representations and Warranties of DoctorSurf.

                  (1) The representations and warranties of DoctorSurf in this
            Agreement shall survive the Closing until the second anniversary of the Closing; provided, however, that the representations and warranties contained in (c)(10) shall survive until the expiration of the applicable statute of limitations.

                  (2) Any claim for breach of representations and warranties brought prior to the expiration of the periods set forth in subparagraph (1)(iii)(1) shall be deemed timely made whether or not such claim is resolved prior to the expiration of the applicable period.

            (iv) Indemnification by the ETI Shareholders for Breach. The ETI Shareholders, jointly and severally, shall indemnify and hold harmless DoctorSurf and its officers, directors, employees, stockholders, agents, and representatives (collectively, the "Indemnified Parties") from and against any and all Damages suffered or incurred by any of them resulting from, arising out of, or based on:

                  (1) any breach of any representation or warranty made by ETI in this Agreement; or

                  (2) the breach of any covenant of ETI contained in this
            Agreement.

            (v) Limitation on Liability of the ETI Shareholders. After the Effective Time, the Indemnified Parties sole remedy for indemnification and Damages under (1)(iv) shall be the right to be cancel the number of shares of DoctorSurf Common Stock issued to the ETI Shareholders hereunder which are proportional in value to the amount of Damages incurred under
      Section 8.1(d). The DoctorSurf Indemnified Parties shall have no claim for any cash or any other remedy to compensate them for Damages under (1)(iv).

            (vi) Survival of Representations and Warranties of ETI.

                  (1) The representations and warranties of ETI in this
            Agreement shall survive the Closing until the second anniversary of the Closing; provided, however, that the representations and warranties contained in (b)(10) shall survive until the expiration of the applicable statute of limitations. (2) Any claim for breach of representations and warranties brought prior to the expiration of the periods set forth in subparagraph (1)(vi)(1) and shall be deemed timely made whether or not such claim is resolved prior to the expiration of the applicable period.

                  (3) Without the consent of DoctorSurf, the ETI Shareholders shall not transfer the shares of DoctorSurf Common Stock issued to them in the Merger before the later of (i) the expiration of the two-year survival period for the representations and warranties or
            (ii) the resolution of any claims brought for breaches thereof.

      (i) Miscellaneous

      (1) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties to this Agreement at the following addresses (or at such other address for a party as shall be specified by like notice):

            (i) if to DoctorSurf, to:

                DoctorSurf.com, Inc.
                6925 112th Circle North, Suite 101
                Largo, Florida 33773

                With a copy to:

                Foley & Lardner
                100 N. Tampa St., Suite 2700
                Tampa, Florida  33629
                Attention: Martin Traber

            (ii) if to ETI, to:

                Eonnet Technologies, Inc.
                367 Mansfield Ave.
                Pittsburgh, Pennsylvania 15220

                With a copy to:

                Robert A. Galanter, Esquire
                Rothman Gordon Foreman & Groudine, PC
                Third Floor - Grant Building
                Pittsburgh, Pennsylvania 15219

      (2) Definitions. For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

         Defined Term                                    Section
         Agreement                                       Introduction
         Articles of Merger                              (a)(1)
         Closing                                         (a)(2)
         Closing Date                                    (a)(2)
         Code                                            Recitals
         DS Financial Statements                         (c)(6)
         DoctorSurf                                      Introduction
         DoctorSurf Common Stock                         (a)(7)(i)
         DoctorSurf Disclosure Schedule                  (c)
         ETI                                             Introduction
         ETI Common Stock                                (a)(7)(i)
         ETI Disclosure Schedule                         (b)
         ETI Financial Statements                        (b)(6)
         ETI Shareholders                                Introduction
         Effective Time                                  (a)(1)
         Employee Benefit Plans                          (b)(20)(i)
         Governmental Entity                             (b)(4)
         Indemnified Parties                             (h)(1)(iv)
         Intellectual Property                           (b)(14)(ii)
         Litigation                                      (b)(17)
         Material Adverse Effect                         (f)(3)(i)
         Materiality                                     (f)(3)(i)
         Merger                                          Recitals
         Most Recent Balance Sheet                       (b)(6)
         Most Recent Balance Sheet Date                  (b)(6)
         Newco                                           Introduction
         Order                                           (b)(4)
         PBCL                                            (a)(1)
         Parties                                         Introduction
         Surviving Corporation                           Recitals
         Tax                                             (b)(10)(ii)
         Tax Group                                       (b)(10)(i)
         Tax Returns                                     (b)(10)(i)
         Taxes                                           (b)(10)(ii)
         Vikrant Employment Agreement                    (f)(2)(vii)


      (3) Certain Supplemental Defined Terms.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Damages" means, with respect to any right to indemnity, (i) all debts, liabilities and obligations; (ii) all losses, damages, judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys and accountants fees and expenses); and (iii) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid.

      "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(l) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained or contributed by the Company or any Subsidiary for its current or former employees or directors and any of their beneficiaries or dependents.

      "Intellectual Property" means all (i) patents and patent applications,
(ii) copyrights and

      (i) "Damages" means, with respect to any right to indemnity, (i) all debts, liabilities and obligations; (ii) all losses, damages, judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys and accountants fees and expenses); and (iii) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid.

      (ii) "material adverse effect" means, when used in connection with ETI or DoctorSurf, any state of facts, change, effect, condition, development, event or occurrence that has been, is or is reasonably more likely than not to be materially adverse to the prospects, business, assets, financial condition or results of operations of such party and its subsidiaries, taken as a whole,

      (4) Entire Agreement; No Third Party Beneficiaries; Rights of Ownership . This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as expressly set forth in Section 6.05 of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      (5) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

      (6) Publicity. Except as otherwise required by law, for so long as this Agreement is in effect, neither ETI nor DoctorSurf shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

      (7) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      (8) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

      (9) Exhibits and Schedules; Interpretation. The headings contained in this Agreement or in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed to this Agreement or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit to this Agreement but not otherwise defined herein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, this reference shall be to a Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. For all purposes hereto: (a) the words "include", "includes" and "including" shall be deemed followed by the words "without limitation" and (b) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

      (10) Legal Matters. The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. For any action instituted by Doctorsurf relating to this Agreement or the Merger, ETI (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction in Hillsborough County, Florida,
(b) stipulates that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Hillsborough County, Florida, for state court proceedings, and the Middle District of Florida, Tampa Division, for federal district court proceedings, and (c) waives any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, or the Middle District of Florida, Tampa Division, is an improper or inconvenient venue. For any action instituted by ETI relating to this Agreement or the Merger, DoctorSurf (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction in Allegheny County, Pennsylvania, (b) stipulates that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Allegheny County, Pennsylvania, for state court proceedings, and the Western District of Pennsylvania, Civil Division, for federal district court proceedings, and (c) waives any defense, whether asserted by a motion or pleading, that Allegheny County, Pennsylvania, or the Western District of Pennsylvania, Civil Division, is an improper or inconvenient venue. EACH PARTY TO THIS AGREEMENT KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN THE PARTY AND ANY OTHER PARTY WITH RESPECT TO THIS AGREEMENT.

      IN WITNESS WHEREOF, DoctorSurf, Newco, ETI, and the ETI Shareholders have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


EONNET TECHNOLOGIES, INC.

By:
         --------------------------------

Name:
         --------------------------------

Title:
         --------------------------------


EONNET ACQUISITION, INC.

By:
         --------------------------------

Name:
      -----------------------------------

Title:
         --------------------------------


DOCTORSURF.COM, INC.

By:
         --------------------------------

Name:
      -----------------------------------

Title:
         --------------------------------


ETI SHAREHOLDERS:


-----------------------------------------
Vikrant Sharma


-----------------------------------------
Paul White